FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA


        JUN 14 1999
       No. C15523-97
          ----------
      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                          SOLID MANAGEMENT CORPORATION


         We the undersigned, Devinder Randhawa, President and Bob Hemmerling, Secretary, of SOLID MANAGEMENT CORPORATION, a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 18 day of July, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                               /s/ Devinder Randhawa
                               ----------------------------
                               Devinder Randhawa, President


                               /s/ Bob Hemmerling
                               ----------------------------
                               Bob Hemmerling, Secretary


SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this
31 day of March, 1999.


/s/ Lee C. Turner
-------------------------

A commissioner for taking
affidavits for British Columbia
        LEE C. TURNER
    Barrister & Solicitor
    200 - 537 LEON AVANUE
     KELOWNA, B.C. V1Y2A9

--------------------------------
       STATE OF NEVADA
      Secretary of State

I hereby certify  that this is a
true and  complete copy  of  the
document as filed in this office

          JUN 18 '97

        /s/ Dean Heller
          DEAN HELLER
       Secretary of State

       By Debara Jennings
          ---------------
--------------------------------